Exhibit 99.1

LuxUrban Hotels Inc. Provides Net Revenue and EBITDA Guidance for 2022 and 2023

Expects 2022 Net Revenue of $42 - $46 Million

Expects 2023 Net Revenue of $100 - $110 Million

Enters New Credit Card Processing Relationship

MIAMI, FL, November 8, 2022 – LuxUrban Hotels Inc. (or the “Company”) (NASDAQ: LUXH), which utilizes a long-term lease, asset-light business model to acquire and manage a growing portfolio of short-term rental properties in major metropolitan cities, announced today net revenue and EBITDA guidance for the years ending December 31, 2022 and 2023, and the engagement of a new credit card processing company that, among other benefits, will reduce processing fees by approximately 400 bps and result in the release to the Company of approximately $5.5 million in retained funds over the next 12 months.

“We are very excited at the pace of our ongoing shift to acquiring, via long-term Master Lease Agreements, short-term rental hotel units in destination cities,” said Brian Ferdinand, Chairman and Chief Executive Officer. “We have good visibility into the anticipated performance metrics across our portfolio for the balance of 2022 and 2023. We believe that we are well-positioned to continue to execute our growth strategy in a thoughtful and impactful manner that will, over time, improve our margins, generate sustainable cash flow, and enhance overall profitability.”

Guidance: 2022-2023 Net Revenue and EBITDA

For the years ending December 31, 2022 and 2023, the Company is providing the following guidance:

•	Full Year 2022 (based on its current operating portfolio of approximately 1,200 short-term rental hotel units): Net revenue of $42 - $46 million, and EBITDA of $7 - $9 million.

•	Full Year 2023: Net revenue of $100 - $110 million, and EBITDA of $16 - $20 million, based on its expectation that it will operate approximately 1,500 short-term rental hotel units by or around December 31, 2022.

In addition to the existing and anticipated additional units discussed above, this guidance is based on, among other factors, the Company’s current business, economic, and public health conditions; the status of its acquisition pipeline and its ability to close on these potential acquisitions; and its current view of forward-looking unit operating metrics.

“The approximately 1,200 units that are currently in operation have been fully funded,” Mr. Ferdinand continued. “We are committed to funding our foreseeable growth in a non-dilutive manner. To that end, the additional units we expect to have in operation by year-end 2022 will be funded by a combination of anticipated operating cash flows we are beginning to see in the 2022 fourth quarter and our existing debt facility, $2.5 million of which is currently available.”

The Company’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below under “Forward-Looking Statements.”

Engages New Credit Card Processor

The Company has engaged a new credit card processing company, which it expects to be fully operational across its portfolio by or around November 30, 2022.  The new relationship allows the Company to secure credit card processing across its portfolio of properties without reserves and reduces the associated processing expenses by approximately 400 bps compared to its former processor relationships.  As a result of this new relationship the Company’s former credit card processors will release to the Company approximately $5.5 million in retained funds over the next 12 months.

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. utilizes a long-term lease, asset-light business model to acquire and manage a growing portfolio of short-term rental properties in major metropolitan cities. The Company’s future growth focuses primarily on seeking to create “win-win” opportunities for owners of dislocated hotels, including those impacted by COVID-19 travel restrictions, while providing LuxUrban Hotels favorable operating margins. LuxUrban Hotels operates these properties in a cost-effective manner by leveraging technology to identify, acquire, manage, and market them globally to business and vacation travelers through dozens of third-party sales and distribution channels, and the Company’s own online portal. Guests at the Company’s properties are provided high quality service under the Company’s consumer brand, LuxUrbanTM.

Forward Looking Statements

This press release contains forward-looking statements, including with respect to the expected closing of noted lease transactions and continued closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. These forward-looking statements and the guidance provided herein are subject to a number of risks, uncertainties and assumptions, including those set forth under the caption “Risk Factors” in the prospectus forming part of the Company’s effective Registration Statement on Form S-1 (File No. 333-262114). Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or may contain statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "will continue", "will occur" or "will be achieved". Forward-looking information may relate to anticipated events or results including, but not limited to business strategy, leasing terms, high-level occupancy rates, and sales and growth plans. The financial projection provided herein are based on certain assumptions and existing and anticipated market, travel and public health conditions, all of which may change. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

The Company seeks to achieve profitable, long-term growth by monitoring and analyzing key operating metrics, including EBITDA. The Company defines EBITDA as net income before interest, taxes, and depreciation. The Company’s management uses this non-GAAP financial metric and related computations to evaluate and manage the business and to plan and make near and long-term operating and strategic decisions. The management team believes this non-GAAP financial metric is useful to investors to provide supplemental information in addition to the GAAP financial results. Management reviews the use of its primary key operating metrics from time-to-time. EBITDA is not intended to be a substitute for any GAAP financial measure and as calculated, may not be comparable to similarly titled measures of performance of other companies in other industries or within the same industry. The Company’s management team believes it is useful to provide investors with the same financial information that it uses internally to make comparisons of historical operating results, identify trends in underlying operating results, and evaluate its business.

The Company has historically calculated, and plans in the future to calculate, EBITDA as follows: net income or loss, adjusted for the provision for taxes, interest and financing costs, further adjusted for depreciation and amortization (including the amortization of debt discounts and stock compensation expense). For purposes of the guidance provided herein, however, estimating such GAAP measures with the required precision necessary to provide a meaningful reconciliation could not be accomplished without unreasonable effort. Non-GAAP measures for future periods which cannot be reconciled to the most comparable GAAP financial measures are calculated in a manner which is consistent with the accounting policies applied in the Company’s consolidated financial statements.

CONTACT

Shanoop Kothari	Devin Sullivan, SVP
Chief Financial Officer	The Equity Group Inc.
LuxUrban Hotels Inc.	(212) 836-9608
dsullivan@equityny.com

David Shayne, Analyst
The Equity Group Inc.
(212) 836-9628
dshayne@equityny.com